UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
July 29, 2010
Date of report (Date of earliest event reported)
HUTCHINSON TECHNOLOGY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-14709	41-0901840

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West Highland Park Drive N.E., Hutchinson, Minnesota	55350

(Address of Principal Executive Offices)	(Zip Code)
(320) 587-3797
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On July 29, 2010, the Board of Directors of Hutchinson Technology Incorporated (the “Company”), declared a dividend of one common share purchase right (a “Right”) for each outstanding share of common stock, $.01 par value (the “Common Shares”), of the Company. The dividend is payable on August 10, 2010 (the “Record Date”) to shareholders of record at the close of business on that date.
     Each Right initially entitles the registered holder to purchase from the Company one-tenth of a Common Share at a price of $3.00 (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of July 29, 2010, between the Company and Wells Fargo Bank, N.A., as Rights Agent.
     Initially, the Rights will attach to all certificates representing Common Shares then outstanding and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares and a “Distribution Date” for the Rights will occur upon the close of business on the 15th day following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (i.e., has, subject to certain exceptions, become the beneficial owner of 15% or more of the outstanding Common Shares).
     Until the Distribution Date,
     (a) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Shares,
     (b) new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and
     (c) the surrender for transfer of any Common Share certificate, even without such notation or a copy of the Summary of Rights attached to it, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.
     As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
     The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on August 10, 2020, unless extended or earlier redeemed or exchanged by the Company as described below.
     The exercise price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution.
     The number of Common Shares issuable upon the exercise of a Right is also subject to adjustment in the event of a dividend on Common Shares payable in Common Shares, or a subdivision, combination or reclassification of the Common Shares.
     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Common Shares will be issued if in lieu of such issuance, a payment in cash is made based on the closing price (pro-rated for the fraction) of the Common Shares on the last trading date before the date of exercise.
     If any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will have the right to receive upon exercise of the Right, at an exercise price equal to ten times the Purchase Price multiplied by the number of one-tenths of a Common Share subject to the Right immediately before the person or group became an Acquiring Person (the “Adjusted Exercise Price”), that number of Common Shares having a market value of two times the Adjusted Exercise Price, subject to certain possible adjustments.
     If, on or after the Distribution Date or within 15 days prior thereto, the Company is acquired in certain mergers or other business combination transactions or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold on or after the Distribution Date or within 15 days before the Distribution Date in one or a series of related transactions, each holder of a Right (other than Rights that have become void under the terms of the Rights Agreement) will have the right to receive, upon exercise of the Right at the Adjusted Exercise Price, that number of common shares of the acquiring company (or, in certain cases, one of its affiliates) having a market value of two times the Adjusted Exercise Price.
     In certain events specified in the Rights Agreement, the Company is permitted temporarily to suspend the exercisability of the Rights.
     At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and before the acquisition by a person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights that have become void under the terms of the Rights Agreement), in whole or in part, for Common Shares or equivalent securities at an exchange ratio per Right equal to the result obtained by dividing the Adjusted Exercise Price of a Right immediately after the person or group becomes an Acquiring Person by the current per share market price of the Common Shares, subject to adjustment.
     At any time before the time that a person or group of affiliated or associated persons has become an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustment, payable in cash. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Board of Directors and the Company shall not have any liability to any person as a result of the redemption or exchange of the Rights pursuant to the provisions of the Rights Agreement.
     The terms of the Rights may be amended by the Board of Directors of the Company, subject to certain limitations after such time as a person or group of affiliated or associated persons becomes an Acquiring Person, without the consent of the holders of the Rights, including an amendment before the date a person or group of affiliated or associated persons becomes an Acquiring Person to lower the threshold for exercisability of the Rights from 15% to not less than 10%. In addition, the Board of Directors may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns.
     Until a Right is exercised, the holder of the Right, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     A copy of the Rights Agreement (including all exhibits thereto) is incorporated by reference herein. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.
Item 3.03 Material Modifications to Rights of Security Holders.
     The information required by this item is included in Item 1.01 above.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
4.1	Rights Agreement, dated as of July 29, 2010, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on July 30, 2010).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUTCHINSON TECHNOLOGY INCORPORATED
Date: July 30, 2010	/s/ Steven L. Polacek
Steven L. Polacek
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing
4.1	Rights Agreement, dated as of July 29, 2010, between Hutchinson Technology Incorporated and Wells Fargo Bank, N.A., as Rights Agent.	Incorporated by Reference